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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 28, 2000, except as to the subsequent events described in Notes 3 and 8 which are as of May 1, 2000, relating to the financial statements of INUP S.A., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

THE STATUTORY AUDITOR
Befec -- Price Waterhouse
Member of PricewaterhouseCoopers

Paris, France

May 17, 2000